TWEEDY, BROWNE FUND INC.

         AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION
                                   AGREEMENT

     This Amendment (the "Amendment") is made as of January 1, 2007 by and between TWEEDY, BROWNE FUND INC. (the "Company") and PFPC INC. ("PFPC") (formerly known as First Data Investors Services Group, Inc.).

                                   BACKGROUND:

A. The Company and The Boston Company Advisors, Inc. entered into an Amended and Restated Administration Agreement as of December 8, 1993 which agreement was assigned to PFPC (as amended or supplemented, the "Administration Agreement").

B.   The Company and PFPC desire to amend certain provisions of the Agreement.

                                     TERMS:

     The parties hereby agree as follows:

     1. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

        "THIS AMENDED AND RESTATED ADMINISTRATION AGREEMENT is made as of December 8, 1993 by and between THE BOSTON COMPANY ADVISORS, INC., a Massachusetts corporation ("Boston Advisors"), and TWEEDY, BROWNE FUND INC., a Maryland corporation (the "Company") on behalf of the Tweedy, Browne Global Value Fund, the Tweedy, Browne Value Fund and the Tweedy, Browne Worldwide High Dividend Yield Value Fund."

     2. Section 3 of the Agreement is hereby amended by removing the word "and" from the end of sub-section (k), the "." from the end of sub-section (l) and by adding the following after sub-section (l):

            "(m) Provide compliance policies and procedures with respect to certain services provided by PFPC and, if mutually agreed, certain PFPC affiliates, summary procedures thereof and a quarterly certification letter; and

             (n) Prepare the Company's annual and semi-annual shareholder reports, quarterly schedule of investments and prepare and coordinate the filing of Forms N-CSR, N-Q and N-PX (inserting proxy voting data which the Company shall provide in the format required by PFPC)."

     3. Section 4 of the Agreement is hereby amended by adding the following to the end of sub-section (c):

            "Subject to payment of certain filing fees to PFPC in advance, PFPC will remit to the respective jurisdictions the requisite blue sky filing fees for the shares of the relevant Portfolios(s) (or classes thereof), and any fees for qualifying or continuing the qualification of any Portfolio(s) (or classes thereof). The Company acknowledges that PFPC may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement."

     4. Section 8(a) of the Agreement is hereby deleted and replaced with the following:

            "Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or PFPC shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                 To the Company:
                 _______________

                 M. Gervase Rosenberger
                 Tweedy, Browne Fund Inc.
                 350 Park Avenue - 9th Floor
                 New York, New York 10022

                 To PFPC:
                 ________

                 Mr. Jay F. Nusblatt
                 PFPC Inc.
                 Senior Vice President
                 103 Bellevue Parkway
                 Wilmington, DE 19809"

     5. Miscellaneous.

        (a) Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

        (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

        (c) The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

        (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

        (e) This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

                                     PFPC INC.



                                     By:      /s/ Jay F. Nusblatt
                                              ___________________________

                                     Name:    Jay F. Nusblatt
                                              ___________________________

                                     Title:   SVP
                                              ___________________________




                                     TWEEDY, BROWNE FUND INC.



                                     By:      /s/ M.G. Rosenberger
                                              ___________________________

                                     Name:    M.G. Rosenberger
                                              ___________________________

                                     Title:   CCO & VP
                                              ___________________________